Exhibit 10(f)(xi)
AMENDMENT NUMBER TEN
TO THE
HARRIS CORPORATION RETIREMENT PLAN
          WHEREAS, Harris Corporation, a Delaware corporation (the “Corporation”), heretofore has adopted and maintains the Harris Corporation Retirement Plan, as amended and restated effective July 1, 2007 (the “Plan”);
          WHEREAS, pursuant to Section 17.1 of the Plan, the Management Development and Compensation Committee of the Corporation’s Board of Directors (the “Compensation Committee”) has the authority to amend the Plan;
          WHEREAS, pursuant to Section 13.3 of the Plan, the Compensation Committee has delegated to the Employee Benefits Committee of the Corporation (the “Employee Benefits Committee”) the authority to adopt non-material amendments to the Plan;
          WHEREAS, the Employee Benefits Committee desires to amend the Plan to reflect the merger of the Patriot Technologies, LLC 401(k) Plan with and into the Plan; and
          WHEREAS, the Employee Benefits Committee has determined that the above-described amendment is non-material.
          NOW, THEREFORE, BE IT RESOLVED, that Schedule A to the Plan — “Special Rules Applying to Transfer Contributions and Transferred Employees” hereby is amended to add the following new Section 6 thereto, effective as of June 16, 2010:
          6. Patriot Technologies, LLC 401(k) Plan
     (a) In General. Harris Patriot Healthcare Solutions, LLC (“Harris Patriot”) maintains the Patriot Technologies, LLC 401(k) Plan (the “Patriot Plan”), which plan was frozen as to new participants and new contributions effective November 30, 2009. Effective December 1, 2009, Harris Patriot became an Employer under this Plan. The Patriot Plan shall be merged with and into this Plan effective June 16, 2010.
     (b) Service. For purposes of the Plan, service with Global Technologies Group, Inc. shall be credited to former participants in the Patriot Plan.

          APPROVED by the HARRIS CORPORATION EMPLOYEE BENEFITS COMMITTEE on this 15th day of June, 2010.

/s/ John D. Gronda
John D. Gronda, Secretary

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